INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated January 6, 2003 in this Registration Statement on Form SB-2 of Ucluelet Explorations Corp.

We also consent to the references to us under the heading "Experts" in such Document.

April 4, 2003

Malone & Bailey, PLLC

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Malone & Bailey, PLLC

Houston, Texas